AMENDMENT TO

INVESTMENT MANAGEMENT AGREEMENT

First Trust Exchange-Traded Fund VIII

This Amendment (this “Amendment”) is made this 1st day of November 2022 (the “Amendment Date”), by and between First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the “Trust”), and First Trust Advisors L.P., an Illinois limited partnership (the “Adviser”), to the Investment Management Agreement between the Adviser and the Trust dated December 18, 2018 (the “Agreement”).

Whereas, the Agreement applies to certain series of the Trust set forth in Schedule A thereto, as amended from time to time; and

Whereas, the Agreement, as amended pursuant to this Amendment, will apply to the series of the Trust set forth in revised Schedule A attached to this Amendment (“Revised Schedule A”; the series set forth in Revised Schedule A are each referred to individually as a “Fund” and collectively as the “Funds”); and

Whereas, in seeking to reduce investment management fees for Funds that achieve certain net asset levels, the Trust and the Adviser wish to introduce “breakpoints,” as set forth in Revised Schedule A; and

Whereas, the Adviser has represented that the quality and quantity of services provided to the Funds by the Adviser under the Agreement will not be reduced or modified as a result of this Amendment and the Adviser’s obligations will remain the same in all respects under the Agreement; and

Whereas, the Board of Trustees of the Trust (including a majority of the disinterested Trustees) on behalf of the Funds has approved this Amendment; and

Whereas, the staff of the Securities and Exchange Commission has granted no-action assurances to amend advisory agreements for the sole purpose of reducing management fees without shareholder approval (see, e.g., Washington Mutual Investors Fund, Inc. (pub. avail. May 14, 1993); Limited Term Municipal Fund, Inc. (pub. avail. November 17, 1992)).

Now, Therefore, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.       The first sentence of Section 3 of the Agreement is hereby revised to read as follows: “For the services and facilities described in Section 1, each Fund will pay to the Adviser, at the end of each calendar month, and the Adviser agrees to accept as full compensation therefor, an investment management fee determined in accordance with Revised Schedule A.”

2.       Schedule A is hereby replaced with the attached Revised Schedule A and references to Schedule A in the Agreement are replaced with Revised Schedule A.

3.       Except as modified by this Amendment, the Agreement shall remain in full force and effect.

4.       All parties hereto are expressly put on notice of the Trust’s Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Amendment is executed on behalf of the Trust by the Trust’s officers as officers and not individually and the obligations imposed upon the Trust or a Fund arising from this Amendment are not binding upon any of the Trust’s Trustees, officers or shareholders individually but are binding only upon the assets and property of the respective Fund, and persons dealing with the Trust with respect to a Fund must look solely to the assets of such Fund for the enforcement of any claims.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.

In Witness Whereof, the Trust and the Adviser have caused this Amendment to be executed as of the day and year first set forth above.

First Trust Exchange-Traded Fund VIII

By:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	President and CEO

Attest:	/s/ Patrick M. D’Onofrio
Name:	Patrick M. D’Onofrio
Title:	Assistant General Counsel,
First Trust Advisors L.P.

First Trust Advisors L.P.

By:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Officer

Attest:	/s/ Patrick M. D’Onofrio
Name:	Patrick M. D’Onofrio
Title:	Assistant General Counsel,
First Trust Advisors L.P.

Revised Schedule A

(1) Effective as of the Amendment Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.10000%
For the next $2.5 billion	0.09750%
For the next $2.5 billion	0.09500%
For the next $2.5 billion	0.09250%
For the next $5 billion	0.09000%
For the amount over $15 billion	0.08500%

Fund	Ticker	Effective Date of Agreement
FT Vest Laddered Buffer ETFs	BUFR	June 30, 2025
FT Vest Laddered Deep Buffer ETFs	BUFD	June 30, 2025
FT Vest Laddered Nasdaq Buffer ETFs	BUFQ	June 30, 2025

(2) Effective as of the Amendment Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.20000%
For the next $2.5 billion	0.19500%
For the next $2.5 billion	0.19000%
For the next $2.5 billion	0.18500%
For the next $5 billion	0.18000%
For the amount over $15 billion	0.17000%

Fund	Ticker	Effective Date of Agreement
First Trust Low Duration Strategic Focus ETF	LDSF	December 19, 2018
FT Vest Buffered Allocation Defensive ETF	BUFT	October 25, 2021
FT Vest Buffered Allocation Growth ETF	BUFG	October 25, 2021

(3) Effective as of the Amendment Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Ticker	Effective Date of Agreement
FT Vest U.S. Equity Buffer ETF - August	FAUG	November 1, 2019
FT Vest U.S. Equity Deep Buffer ETF - August	DAUG	November 1, 2019
FT Vest U.S. Equity Buffer ETF - November	FNOV	November 1, 2019
FT Vest U.S. Equity Deep Buffer ETF - November	DNOV	November 1, 2019
FT Vest U.S. Equity Buffer ETF – February	FFEB	February 5, 2020
FT Vest U.S. Equity Deep Buffer ETF - February	DFEB	February 5, 2020
FT Vest U.S. Equity Buffer ETF – May	FMAY	May 1, 2020
FT Vest U.S. Equity Deep Buffer ETF - May	DMAY	May 1, 2020
FT Vest U.S. Equity Buffer ETF – June	FJUN	June 1, 2020
FT Vest U.S. Equity Deep Buffer ETF – June	DJUN	June 1, 2020
FT Vest U.S. Equity Buffer ETF – July	FJUL	July 1, 2020
FT Vest U.S. Equity Deep Buffer ETF - July	DJUL	July 1, 2020
FT Vest U.S. Equity Buffer ETF – September	FSEP	September 1, 2020
FT Vest U.S. Equity Deep Buffer ETF - September	DSEP	September 1, 2020
FT Vest U.S. Equity Buffer ETF – October	FOCT	October 5, 2020
FT Vest U.S. Equity Deep Buffer ETF - October	DOCT	October 5, 2020
FT Vest U.S. Equity Buffer ETF – December	FDEC	December 8, 2020
FT Vest U.S. Equity Deep Buffer ETF - December	DDEC	December 8, 2020
FT Vest U.S. Equity Buffer ETF – January	FJAN	January 4, 2021
FT Vest U.S. Equity Deep Buffer ETF - January	DJAN	January 4, 2021
FT Vest U.S. Equity Buffer ETF – March	FMAR	March 8, 2021
FT Vest U.S. Equity Deep Buffer ETF - March	DMAR	March 8, 2021
FT Vest U.S. Equity Buffer ETF – April	FAPR	April 15, 2021
FT Vest U.S. Equity Deep Buffer ETF - April	DAPR	April 15, 2021
FT Vest U.S. Equity Enhance & Moderate Buffer ETF-June	XJUN	June 28, 2021
First Trust SkyBridge Crypto Industry and Digital Economy ETF	CRPT	September 16, 2021
FT Vest U.S. Equity Enhance & Moderate Buffer ETF-December	XDEC	December 4, 2021
FT Vest U.S. Equity Enhance & Moderate Buffer ETF-September	XSEP	September 20, 2022

(4) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.75000%
For the next $2.5 billion	0.73125%
For the next $2.5 billion	0.71250%
For the next $2.5 billion	0.69375%
For the amount over $10 billion	0.67500%

Fund	Ticker	Effective Date of Agreement
First Trust Securitized Plus ETF (fka First Trust TCW Securitized Plus ETF)	DEED	April 6, 2020

A-2

(5) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the next $5 billion	0.76500%
For the amount over $15 billion	0.72250%

Fund	Ticker	Effective Date of Agreement
First Trust Multi-Manager Large Growth ETF	MMLG	May 15, 2020

(6) Effective as of the Amendment Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.90000%
For the next $2.5 billion	0.87750%
For the next $2.5 billion	0.85500%
For the next $2.5 billion	0.83250%
For the amount over $10 billion	0.81000%

Fund	Ticker	Effective Date of Agreement
FT Vest Nasdaq-100® Buffer ETF – December	QDEC	December 9, 2020
FT Vest International Equity Buffer ETF - December	YDEC	December 9, 2020
FT Vest Nasdaq-100® Buffer ETF - March	QMAR	March 8, 2021
FT Vest International Equity Buffer ETF - March	YMAR	March 8, 2021
FT Vest Nasdaq-100® Buffer ETF – June	QJUN	June 17, 2021
FT Vest International Equity Buffer ETF - June	YJUN	June 17, 2021
FT Vest Nasdaq-100® Buffer ETF – September	QSPT	September 16, 2021
FT Vest International Equity Buffer ETF - September	YSEP	September 16, 2021

(7) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.75000%
For the next $2.5 billion	0.73125%
For the next $2.5 billion	0.71250%
For the next $2.5 billion	0.69375%
For the amount over $10 billion	0.67500%

A-3

Fund	Ticker	Effective Date of Agreement
First Trust Innovation Leaders ETF	ILDR	May 24, 2021

(8) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.65000%
For the next $2.5 billion	0.63375%
For the next $2.5 billion	0.61750%
For the next $2.5 billion	0.60125%
For the next $5 billion	0.58500%
For the amount over $15 billion	0.55250%

Fund	Ticker	Effective Date of Agreement
First Trust Expanded Technology ETF	XPND	June 8, 2021

(9) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.95000%
For the next $2.5 billion	0.92625%
For the next $2.5 billion	0.90250%
For the next $2.5 billion	0.87875%
For the next $5 billion	0.85500%
For the amount over $15 billion	0.80750%

Fund	Ticker	Effective Date of Agreement
First Trust Multi-Manager Small Cap Opportunities ETF	MMSC	October 8, 2021

A-4